                                                                  Exhibit (b)(3)


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                              ECLIPSE EQUITY TRUST

                                     By-Laws

                  Amended and Restated as of September 27, 2006

                            ------------------------

                              ECLIPSE EQUITY TRUST

                                     By-Laws

                                      Index

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                                                                                                                         PAGE

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ARTICLE I         SHAREHOLDERS AND SHAREHOLDERS' MEETINGS........................................................          1

         SECTION 1.1.          Meetings..........................................................................          1

         SECTION 1.2.          Presiding Officer; Secretary......................................................          1

         SECTION 1.3.          Authority of Chairman of Meeting to Interpret Declaration and By-Laws.............          1

         SECTION 1.4.          Voting; Quorum....................................................................          1

         SECTION 1.5.          Inspectors........................................................................          2

         SECTION 1.6.          Shareholders' Action in Writing...................................................          2

ARTICLE II        TRUSTEES AND TRUSTEES' MEETINGS................................................................          2

         SECTION 2.1.          Number of Trustees................................................................          2

         SECTION 2.2.          Regular Meetings of Trustees......................................................          2

         SECTION 2.3.          Special Meetings of Trustees......................................................          2

         SECTION 2.4.          Notice of Meetings................................................................          2

         SECTION 2.5.          Quorum; Presiding Officer.........................................................          2

         SECTION 2.6.          Participation by Telephone........................................................          3

         SECTION 2.7.          Location of Meetings..............................................................          3

         SECTION 2.8.          Votes.............................................................................          3

         SECTION 2.9.          Rulings of Chairman...............................................................          3

         SECTION 2.10.         Trustees' Action in Writing.......................................................          3

         SECTION 2.11.         Resignations......................................................................          3

ARTICLE III       OFFICERS.......................................................................................          3

         SECTION 3.1.          Terms and Titles..................................................................          3

         SECTION 3.2.          Resignation and Removal...........................................................          4

         SECTION 3.3.          Fidelity Bond.....................................................................          4

         SECTION 3.4           Chief Executive Officer...........................................................          4

         SECTION 3.5.          President.........................................................................          4

         SECTION 3.6.          Vice Presidents...................................................................          4

         SECTION 3.7.          Treasurer and Assistant Treasurers................................................          4

         SECTION 3.8.          Controller and Assistant Controllers..............................................          5

         SECTION 3.9.          Secretary and Assistant Secretaries...............................................          5


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                              ECLIPSE EQUITY TRUST

                                     By-Laws

                                      Index

                                   (continued)

                                                                                                                         PAGE
         SECTION 3.10.         Substitutions.....................................................................          5

         SECTION 3.11.         Execution of Deed, etc............................................................          5

         SECTION 3.12.         Power to Vote Securities..........................................................          6

ARTICLE IV        COMMITTEES.....................................................................................          6

         SECTION 4.1.          Power of Trustees to Designate Committees.........................................          6

         SECTION 4.2.          Rules for Conduct of Committee Affairs............................................          6

         SECTION 4.3.          Trustees May Alter, Abolish, etc., Committees.....................................          6

         SECTION 4.4.          Minutes; Review by Trustees.......................................................          6

ARTICLE V         SEAL...........................................................................................          6

ARTICLE VI        SHARES.........................................................................................          7

         SECTION 6.1.          Issuance of Shares................................................................          7

         SECTION 6.2.          Uncertificated Shares.............................................................          7

         SECTION 6.3.          Share Certificates................................................................          7

         SECTION 6.4.          Lost, Stolen, etc., Certificates..................................................          7

         SECTION 6.5.          Record Transfer of Pledged Shares.................................................          7

ARTICLE VII       CUSTODIAN......................................................................................          8

ARTICLE VIII      AMENDMENTS.....................................................................................          8

         SECTION 8.1.          By-Laws Subject to Amendment......................................................          8

         SECTION 8.2.          Notice of Proposal to Amend By-Laws Required......................................          8


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                              ECLIPSE EQUITY TRUST

                                     BY-LAWS



         These Articles are the By-Laws of ECLIPSE EQUITY TRUST, a trust with transferable shares established under the laws of The Commonwealth of Massachusetts (the "Trust"), pursuant to an Agreement and Declaration of Trust of the Trust (the "Declaration") made the 30th day of July, 1986, and filed in the office of the Secretary of the Commonwealth. These By-Laws have been adopted by the Trustees pursuant to the authority granted by Section 3.1 of the Declaration.

         All words and terms capitalized in these By-Laws, unless otherwise defined herein, shall have the same meanings as they have in the Declaration.

                                    ARTICLE I

                     SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

         SECTION 1.1. Meetings. A meeting of the Shareholders of the Trust shall be held whenever called by the Trustees and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of the 1940 Act. Meetings of Shareholders shall also be called by the Trustees when requested in writing by Shareholders holding at least ten percent (10%) of the Shares then outstanding for the purpose of voting upon removal of any Trustee, or if the Trustees shall fail to call or give notice of any such meeting of Shareholders for a period of thirty (30) days after such application, then Shareholders holding at least ten percent (10%) of the Shares then outstanding may call and give notice of such meeting. Notice of Shareholders' meetings shall be given as provided in the Declaration.

         SECTION 1.2. Presiding Officer; Secretary. The President shall preside at each Shareholders' meeting as chairman of the meeting, or in the absence of the President, the Trustees present at the meeting shall elect one of their number as chairman of the meeting. Unless otherwise provided for by the Trustees, the Secretary of the Trust shall be the secretary of all meetings of Shareholders and shall record the minutes thereof.

         SECTION 1.3. Authority of Chairman of Meeting to Interpret Declaration and By-Laws. At any Shareholders' meeting the chairman of the meeting shall be empowered to determine the construction or interpretation of the Declaration or these By-Laws, or any part thereof or hereof, and his ruling shall be final.

         SECTION 1.4. Voting; Quorum. At each meeting of Shareholders, except as otherwise provided by the Declaration, every holder of record of Shares entitled to vote shall be entitled to a number of votes equal to the number of Shares standing in his name on the Share register of the Trust on the record date of the meeting, which are outstanding at the time such vote is taken. Shareholders may vote by proxy and the form of any such proxy may be prescribed from time to time by the Trustees. A quorum shall exist if the holders of a majority of the outstanding Shares of the Trust entitled to vote without regard to Series, are present in person or by proxy, but any lesser number shall be sufficient for adjournments. At all meetings of the Shareholders, votes shall be taken by ballot for all matters which may be binding upon the Trustees pursuant to
Section 7.1 of the Declaration. On other matters, votes of Shareholders need not be taken by ballot unless otherwise provided for by the Declaration or by vote of the Trustees, or as required by the Act or the Regulations, but the chairman of the meeting may in his discretion authorize any matter to be voted upon by ballot.

         SECTION 1.5. Inspectors. At any meeting of Shareholders, the chairman of the meeting may appoint one or more Inspectors of Election or Balloting to supervise the voting at such meeting or any adjournment thereof. If Inspectors are not so appointed, the chairman of the meeting may, and on the request of any Shareholder present or represented and entitled to vote shall, appoint one or more Inspectors for such purpose. Each Inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election or Balloting, as the case may be, at such meeting with strict impartiality and according to the best of his ability. If appointed, Inspectors shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

         SECTION 1.6. Shareholders' Action in Writing. Nothing in this Article I shall limit the power of the Shareholders to take any action by means of written instruments without a meeting, as permitted by Section 7.6 of the Declaration.

                                   ARTICLE II

                         TRUSTEES AND TRUSTEES' MEETINGS

         SECTION 2.1. Number of Trustees. There shall initially be one (1) Trustee, and the number of Trustees thereafter shall be such number, authorized by the Declaration, as from time to time shall be fixed by a vote adopted by a Majority of the Trustees.

         SECTION 2.2. Regular Meetings of Trustees. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine; provided, that notice of such determination, and of the time, date and purposes of this first regular meeting thereafter, shall be given to each absent Trustee in accordance with Section 2.4 hereof.

         SECTION 2.3. Special Meetings of Trustees. Special meetings of the Trustees may be held at any time and at any place when called by the Chief Executive Officer, the President or the Treasurer or by two (2) or more Trustees, or if there shall be less than three (3) Trustees, by any Trustee; provided, that notice of the time, place and purposes thereof is given to each Trustee in accordance with Section 2.4 hereof by the Secretary or an Assistant Secretary or by the officer or the Trustee calling the meeting.

         SECTION 2.4. Notice of Meetings. Notice of any regular or special meeting of the Trustees shall be sufficient if given in writing to each Trustee, and if sent by mail at least five (5) days, or by telegram at least twenty-four
(24) hours, before the meeting, addressed to his usual or last known business or residence address, or if delivered to him in person at least twenty-four (24) hours before the meeting. Notice of a special meeting need not be given to any Trustee who was present at an earlier meeting, not more than thirty-one (31) days prior to the subsequent meeting, at which the subsequent meeting was called. Notice of a meeting may be waived by any Trustee by written waiver of notice, executed by him before or after the meeting, and such waiver shall be filed with the records of the meeting. Attendance by a Trustee at a meeting shall constitute a waiver of notice, except where a Trustee attends a meeting for the purpose of protesting prior thereto or at its commencement the lack of notice.

         SECTION 2.5. Quorum. At any meeting of the Trustees, a Majority of the Trustees shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         SECTION 2.6. Chairman. The Trustees shall elect or appoint from among their members a Chairman. Unless prohibited by applicable laws, rules or regulations, the Chairman may, but need not, be


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an "interested person" of the Trust, as that term is defined in the 1940 Act.
The Chairman shall serve at the pleasure of the Trustees, and, when present, shall preside at the meetings of the Shareholders and of the Trustees. The Chairman may call meetings of the Trustees and of any Committee thereof whenever he deems it necessary. In the absence or inability of the Chairman to preside at a meeting, another Trustee chosen by a majority of the Trustees present shall act as Chairman of the meeting and preside thereat. The Chairman shall hold office until his successor is duly elected and qualified, or until his death, or until he has resigned or has been removed as Chairman. The Chairman may be removed by the Trustees with or without cause at any time, by a vote of a majority of the Trustees then in office. The Chairman will also exercise and perform such other powers as may be from time to time assigned to him by the Trustees or prescribed by the Declaration or by these By-Laws.

         SECTION 2.7. Presiding Officer. In the absence or inability of the Chairman to preside at a meeting of the Trustees, a Trustee or officer elected by a majority of the Trustees present shall act as chairman of the meeting and preside thereat.

         SECTION 2.8. Participation by Telephone. One or more of the Trustees may participate in a meeting thereof or of any Committee of the Trustees by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 2.9. Location of Meetings. Trustees' meetings may be held at any place, within or without Massachusetts.

         SECTION 2.10. Votes. Voting at Trustees' meetings may be conducted orally, by show of hands, or, if requested by any Trustee, by written ballot. The results of all voting shall be recorded by the Secretary in the minute book.

         SECTION 2.11. Rulings of Chairman. All other rules of conduct adopted and used at any Trustees' meeting shall be determined by the chairman of such meeting, whose ruling on all procedural matters shall be final.

         SECTION 2.12. Trustees' Action in Writing. Nothing in this Article II shall limit the power of the Trustees to take action by means of a written instrument without a meeting, as provided in Section 4.2 of the Declaration.

         SECTION 2.13. Resignations. Any Trustee may resign at any time by written instrument signed by him and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. The Chairman may resign his position as Chairman at any time by giving written notice of resignation to the Trustees or to a meeting of the Trustees. Any such resignations shall be effective upon receipt unless specified to be effective at some other time.

                                   ARTICLE III

                                    OFFICERS

         SECTION 3.1. Term and Titles. Each officer of the Trust shall be elected or appointed by the Trustees and shall hold office as provided in the Declaration or, if there is no such provision, at the pleasure of the Trustees or until the election or appointment and the qualification of a successor. There shall be a President, one or more Vice-Presidents (including any Executive or Senior Vice-Presidents, such positions being included in any reference to the position of "Vice-President" in these By-laws), a Secretary and a Treasurer. The Trustees may also elect or appoint such other officers and agents, having


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such titles and with such responsibilities (including, but not limited to a
Chief Executive Officer, Chief Legal Officer, Chief Compliance Officer and Assistants of the titles previously mentioned) as they deem appropriate. Any two or more offices may be held by the same person, except the offices of President and any Vice-President. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. Each officer or agent shall perform such other duties as from time to time may be assigned to him by the Trustees.

         SECTION 3.2. Resignation and Removal. Any officer may resign at any time by giving written notice to the Trustees. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Trustees may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning or removed shall have any right to any compensation for any period following such resignation or removal, or any right to damage on account of such removal.

         SECTION 3.3. Fidelity Bond. The Trustees may, in their discretion, direct any officer appointed by them to furnish at the expense of the Trust a fidelity bond approved by the Trustees, in such amount as the Trustees may prescribe.

         SECTION 3.4. Chief Executive Officer. The Trustees may appoint a Chief Executive Officer. Subject to the control of the Trustees and to the extent not otherwise prescribed by these By-laws, the Chief Executive Officer shall exercise a general supervision over the affairs of the Trust. The Chief Executive Officer also shall have such other powers and duties as from time to time may be conferred upon or assigned to him by the Trustees.

         SECTION 3.5. President. The President shall be the principal executive officer of the Trust and, subject to the control of the Trustees and the Chief Executive Officer, if any, shall have general charge and supervision of the business, property and affairs of the Trust and such other powers and duties as the Trustees or the Chief Executive Officer may prescribe.

         SECTION 3.6. Vice Presidents. In the absence or disability of the President, the Vice President or, if there shall be more than one, the Vice Presidents in the order of their seniority or as otherwise designated by the Trustee, shall exercise all of the powers and duties of the President. The Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments in the name of the Trust, and shall do and perform such other duties as the Trustees or the President shall direct.

         SECTION 3.7. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Trust. Except as may otherwise provided by the Trustees, the Treasurer shall have the following powers and duties:

         (a) to have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Trust and keep full and accurate accounts of records and disbursements in books belonging to the Trust;

         (b) to cause the moneys and other valuable effects of the Trust to be deposited in the name and to the credit of the Trust in such banks or trust companies or with such other depositories as shall be selected in accordance with applicable provisions of these By-Laws;


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         (c) to cause the moneys of the Trust to be disbursed by checks or drafts (signed as provided in these By-Laws) upon the authorized depositories of the Trust and cause to be taken and preserved proper vouchers for all moneys disbursed;

         (d) to tender to the Trustees, the Chief Executive Officer or the President whenever requested, a statement of the financial condition of the Trust and of all the financial transactions of the Trust;

         (e) to be empowered from time to time to require from all officers or agents of the Trust reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Trust; and

         (f) to perform all duties incident to the Office of Treasurer, and such other duties as from time to time may be assigned to the Treasurer by the Trustees, the Chief Executive Officer or the President.

         Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Trustees may assign, and, in the absence of the Treasurer, the Assistant Treasurer (or if there are two or more Assistant Treasurers, then the more senior of such officers present and able to act) may perform all of the duties of the Treasurer.

         SECTION 3.8. Controller and Assistant Controllers. If a Controller is elected, he shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office -- a controller, and such other duties and powers as may be prescribed from time to time by the Trustees. The Controller shall be responsible to and shall report to the Trustees, but in the ordinary conduct of the Trust's business, shall be under the supervision of the Treasurer. Any Assistant Controller shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Controller, and shall be responsible to and shall report to the Controller. In the absence or disability of the Controller, the Assistant Controller or, if there shall be more than one, the Assistant Controllers in the order of their seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Controller.

         SECTION 3.9. Secretary and Assistant Secretaries. The Secretary shall, if and to the extent requested by the Trustees, attend all meetings of the Trustees, any Committee of the Trustees and/or the Shareholders and record all votes and the minutes of proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the Trustees, any Committee of the Trustees, and of the Shareholders and shall perform such other duties as may be prescribed by the Trustees. The Secretary, or in his absence any Assistant Secretary, shall affix the Trust's seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall be the custodian of the Share records and all other books, records and papers of the Trust (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed. In the absence or disability of the Secretary, the Assistant Secretary or, if there shall be more than one, the Assistant Secretaries in the order of their seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Secretary.

         SECTION 3.10. Substitutions. In case of the absences or disability of any officer of the Trust, or for any other reason that the Trustees may deem sufficient, the Trustees may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Trustee.

         SECTION 3.11. Execution of Deed, etc. Except as the Trusties may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks,


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drafts and other obligations made, accepted or endorsed by the Trust shall be signed or endorsed on behalf of the Trust by the Chairman, the President, one of the Vice Presidents or the Treasurer.

         SECTION 3.12. Power to Vote Securities. Unless otherwise ordered by the Trustees, the Treasurer shall have full power and authority on behalf of the Trust to give proxies for, and/or to attend and to act and to vote at, any meeting of stockholders of any corporation in which the Trust may hold stock, and at any such meeting the Treasurer or his proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, the Treasurer, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.

                                   ARTICLE IV

                                   COMMITTEES

         SECTION 4.1. Power of Trustees to Designate Committees. The Trustees, by vote of a Majority of the Trustees, may elect from their number an Executive Committee and any other Committees and may delegate thereto some or all of their powers except those which by law, by the Declaration or by these By-Laws may not be delegated; provided, that the Executive Committee shall not be empowered to elect the President, the Treasurer or the Secretary, to amend the By-Laws, to exercise the powers of the Trustees under this Section 4.1 or under Section 4.3 hereof, or to perform any act for which the action of a Majority of the Trustees is required by law, by the Declaration or by those By-Laws. The member of any such Committee shall serve at the pleasure of the Trustees.

         SECTION 4.2. Rules for Conduct of Committee Affairs. Except as otherwise provided by the Trustees, each Committee elected or appointed pursuant to this Article IV may adopt such standing rules and regulations for the conduct of its affairs as it may deem desirable, subject to review and approval of such rules and regulations by the Trustees at the next succeeding seating of the Trustees, but in the absence of any such action of any or any contrary provisions by the Trustees, the business of each Committee shall be conducted, so far as practicable, in the same manner as provided herein and in the Declaration for the Trustees.

         SECTION 4.3. Trustees May Alter, Abolish, etc., Committees. The trustees may at any time alter or abolish any Committee, change the membership of any Committee, or revoke, rescind or modify any action of any Committee or the authority of any Committee with respect to any matter or class of matters; provided, that no such action shall impair the rights of any third parties.

         SECTION 4.4. Minutes; Review by Trustees. Any Committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees.

                                    ARTICLE V

                                      SEAL

         The seal of the Trust shall consist of a flat-faced circular die with the word "Massachusetts", together with the name of the Trust, the words "Trust Seal", and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absents shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE VI

                                     SHARES

         SECTION 6.1. Issuance of Shares. The Trustees may issue Shares of any or all Series either in certificated or uncertificated form, they may issue certificates to the holders of Shares of a Series which was originally issued in uncertificated form, and if they have issued Shares of any Series in certificated form, they may at any times discontinue the issuance of Share certificates for such Series and may, by written notice to such Shareholders of such Series require the surrender of their Share certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of Shares for such Series.

         SECTION 6.2. Uncertificated Shares. For any Series of Share for which the Trustees issue Shares without certificates, the Trust or the Transfer Agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration.

         SECTION 6.3. Share Certificates. For any Series of the Trustees shall issue Share certificates, each Shareholder Series shall be entitled to a certificate stating the number of Shares owned by him in such form as shall be prescribed from time to time by the Trustees. Such certificate shall he signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Trust. Such signatures may be facsimiles if the certificate is countersigned by a Transfer Agent, or by a Registrar, other than a Trustee, officer or employee of the Trust. In any case, any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

         SECTION 6.4. Lost, Stolen, etc., Certificates. If any certificate for certificated Shares shall be lost, stolen, destroyed or mutilated, the Trustees may authorize the issuance of a new certificate of the same tenor and for the same number of Shares in lieu thereof. The Trustee shall require the surrender of any mutilated certificate in respect of which a new certificate is issued, and may, in their discretion, before the issuance of a new certificate, require the owner of a lost, stolen or destroyed certificate, or the owner's legal representative, to make an affidavit or affirmation setting forth such facts as to the loss, theft or destruction as they deem necessary, and to give the Trust a bond in such reasonable sum as the Trustees direct, in order to indemnify the Trust.

         SECTION 6.5. Record Transfer of Pledged Shares. A pledgee of Shares pledged as collateral security shall be entitled to a new certificate in his name as pledgee, in the case of certificated Shares, or to be registered as the holder in pledge of such Shares in the case of uncertificated Shares; provided, that the instrument of pledge substantially describes the debt or duty that is intended to be secured thereby. Any such new certificate shall express on its face that it is held by collateral security, and the name of the pledgor shall be stated thereon, and any such registration of uncertificated Shares shall be in a form which indicates that the registered holder holds such Shares in pledge. After such issue or registration, and unless and until such pledge is released, such pledgee and his successors and assigns shall alone be entitled to the rights of a Shareholder, and entitled to vote such Shares.

                                   ARTICLE VII

                                    CUSTODIAN

         The Trust stall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least Two Million Dollars ($2,000,000) as Custodian of the capital assets of the Trust. The Custodian shall be compensated for its services by the Trust upon such basis as shall be agreed upon from time to time between the Trust and the Custodian.

                                  ARTICLE VIII

                                   AMENDMENTS

         SECTION 8.1. By-Laws Subject to Amendment. These By-Laws may be altered, amended or repealed, in whole or in part, at any time by vote of the holders of a majority of the Shares (or whenever there hall be more than one Series of Shares, of the holders of a majority of the Shares of each Series) issued, outstanding and entitled to vote. The Trustees, by vote of a Majority of the Trustees, may alter, amend or repeal those By-laws, in whole or in part, including By-Laws adopted by the Shareholders, except with respect to any provision hereof which by law, the Declaration or these By-Laws requires action by the Shareholders; provided, that no later than the time of giving notice of the meeting of Shareholders next following the alterations, amendment or repeal of these By-Laws, in whole or in part, notice thereof, stating the substance of such action shall be given to all Shareholders entitled to vote. By-Laws adopted by the Trustees may be altered, amended or repealed by the Shareholders.

         SECTION 8.2. Notice of Proposal to Amend By-Laws Required. No proposal to amend or repeal those By-Laws or to adopt new By-Laws shall be acted upon at a meeting unless either (i) such proposal is stated in the notice or in the waiver of notice, as the case may be, of the meeting of the Trustees or Shareholders at which such action is taken, or (ii) all of the Trustees or Shareholders, as the case may be, are present at such meeting and all agree to consider such proposal without protesting the lack of notice.